Exhibit 99.1

Bridgeline Announces Financial Results for the Third Quarter of Fiscal 2026

Woburn, Mass. - Bridgeline Digital, Inc. (NASDAQ: BLIN) a leader in AI-powered marketing technology, today announced financial results for its fiscal 2026 third quarter, which ended June 30, 2026.

“Bridgeline delivered another record quarter for new logo sales in addition to existing HawkSearch customers further expanding their investment in our AI-powered product discovery solutions,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Core product revenue had 13% growth in the trailing 12 months and now accounts for 62% of total revenue and 66% of subscription revenue.”

Financial Highlights – Third Quarter of Fiscal Year 2026

●	Total revenue, comprised of SaaS Subscription and Services revenue, was $3.9M for the quarter ended June 30, 2026, an increase from the prior quarter and the prior year comparable quarter.
●	Subscription revenue of $3.1M, consistent with $3.1M in the prior year comparable quarter.
●	Services revenue was $0.8M, an increase from $0.7M in the prior year comparable quarter.
●	Core revenue was $2.4M, an increase from $2.2M in the prior year comparable quarter.
●	Core revenue was 62% of total revenue, an increase from 57% in the prior year comparable quarter.
●	Core subscription revenue was 66% of subscription revenue, an increase from 58% in the prior year comparable quarter.

Financial Highlights – First 9 Months of Fiscal Year 2026

●	Total revenue of $11.8M for the 9 months ended June 30, 2026 increased from $11.5M in the prior year comparable period.
●	Subscription revenue of $9.4M increased from $9.2M in the prior year comparable period.
●	Services revenue was $2.4M, an increase from $2.3M in the prior year comparable period.
●	Core revenue for the 9 months ended June 30, 2026 was $7.1M, an increase from $6.3M in the prior year comparable period.
●	Core revenue was 60% of total revenue, an increase from 55% in the prior year comparable period.
●	Core subscription revenue was 63% of subscription revenue, an increase from 57% in the prior year comparable period.

Sales Highlights

●

In the third quarter of fiscal year 2026, Bridgeline delivered a record-tying new logo quarter with 9 new customer wins and 10 sales into the existing customer-base for 19 subscription contracts totaling $1,700,000 in total contract value and more than $370,000 in Annual Recurring Revenue (“ARR”).

●	Core NRR was 106%. This reflects strong retention and expansion across Bridgeline's core customer base.
●	Core CAGR was 13% for the 12 months ending June 30, 2026.

Product Highlights

The following innovations were made in the HawkSearch product suite:

●

HawkSearch Ranked #1 for B2B Search in Gartner Critical Capabilities Report
HawkSearch was ranked #1 for the B2B Search use case in Gartner's Critical Capabilities for Search and Product Discovery 2026 report for the second consecutive year, validating the platform's strength in supporting complex B2B commerce environments with large product catalogs, advanced merchandising, and AI-powered product discovery.

●

Acceleration of Conversational Commerce and AI Search Agents
Bridgeline continued advancing its Hawk AI Shopping Agent and conversational commerce roadmap. The platform now combines conversational search, Smart Response, generative answers, merchandising controls, analytics, and customer-specific business rules to support intelligent product discovery and buying experiences across B2B and B2C commerce environments.

●

Expanded Aura AI Agent framework

Bridgeline expanded its Aura AI Agent Platform, extending intelligent buying experiences beyond search to support product discovery, order history, pricing, entitlements, and commerce workflows. Aura powers the company's growing portfolio of Hawk AI Agents, creating new opportunities for customer engagement and digital self-service.

●

Hawk AI Agents Gain Commercial Traction
Bridgeline expanded adoption of its Hawk AI Agents, with multiple customer sales and a growing pipeline for Shopping Assistant, Analytics Assistant, and AI-powered commerce opportunities.

Customer Highlights

●

A U.S.-based wholesale distributor of pet, farm and garden, and home products selected HawkSearch for its BigCommerce eCommerce platform following a 14-day sales cycle, supporting approximately 25,500 products and variants and more than 450,000 monthly sessions.

●

A leading home and garden supplier launched the first two of five contracted HawkSearch deployments across its B2B and direct-to-consumer eCommerce portfolio, covering approximately 80,000 SKUs, with three additional deployments scheduled.

●	A large-scale enterprise wholesale distributor selected HawkSearch to power search and product discovery across five OroCommerce sites, with the potential to expand to eight sites.

●

A plumbing and heating distributor adopted HawkSearch on its Unilog eCommerce platform for a catalog spanning more than one million SKUs across multiple product categories, marking the first customer secured through Bridgeline's partnership with Impaqx.

●

A global technology manufacturer launched HawkSearch across its corporate content and careers experience in 10 languages, demonstrating the platform's ability to support multilingual search and global audiences.

●	A global medical equipment manufacturer launched HawkSearch on its BigCommerce platform with approximately 3,000 products and a Phase 2 expansion already planned.

Financial Results – Third Quarter of Fiscal Year 2026

●	Total revenue, which is comprised of SaaS Subscription and Services revenue, was $3.9 million for the quarter ended June 30, 2026, as compared to $3.8 million for the same period last year.
●

Subscription revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, was $3.1 million for the quarter ended June 30, 2026, as compared to $3.1 million for the same period last year. As a percentage of total revenue, Subscription revenue was 79% of total revenue for the quarter ended June 30, 2026, as compared to 81% for the same period last year.

●

Services revenue was $0.8 million for the quarter ended June 30, 2026, as compared to $0.7 million for the same period last year. As a percentage of total revenue, Services revenue accounted for 21% of total revenue for the quarter ended June 30, 2026, as compared to 19% for the same period last year.

●	Cost of revenue was $1.4 million for the quarter ended June 30, 2026, as compared to $1.3 million for the same period last year.
●	Gross profit was $2.5 million for the quarter ended June 30, 2026, as compared to $2.5 million for the same period last year.
●

Gross margin was 64% for the quarter ended June 30, 2026, as compared to 66% for the same period last year. Subscription gross margin was 69% for three months ended June 30, 2026, as compared to 70% for the same period last year. Services gross margin was 47% for the three months ended June 30, 2026, as compared to 50% for the same period last year.

●	Operating expenses were $3.0 million for the quarter ended June 30, 2026, as compared to $3.2 million for the same period last year.
●	Operating loss for the quarter ended June 30, 2026 was $0.5 million, as compared to $0.7 million for the same period last year.
●	Net loss for the quarter ended June 30, 2026, was $0.5 million, as compared to a net loss of $0.8 million for the same period last year.

Financial Results – First 9 Months of Fiscal Year 2026

●	Total revenue, which is comprised of SaaS Subscription and Services revenue, was $11.8 million for the 9 months ended June 30, 2026, as compared to $11.5 million for the same period last year.
●

Subscription revenue, which is comprised of SaaS licenses, maintenance and hosting revenue was $9.4 million for the 9 months ended June 30, 2026, as compared to $9.2 million for the same period last year. As a percentage of total revenue, Subscription revenue was 80% of total revenue for the 9 months ended June 30, 2026, consistent with 80% for the same period last year.

●

Services revenue was $2.4 million for the 9 months ended June 30, 2026, as compared to $2.3 million for the same period last year. As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the 9 months ended June 30, 2026, consistent with to 20% for the same period last year.

●	Cost of revenue was $4.1 million for the 9 months ended June 30, 2026, as compared to $3.8 million for the same period last year.
●	Gross profit was $7.6 million for the 9 months ended June 30, 2026, as compared to $7.7 million for the same period last year.
●

Gross margin was 65% for the 9 months ended June 30, 2026, as compared to 67% for the same period last year. Subscription gross margin was 69% for the 9 months ended June 30, 2026, as compared to 71% for the same period last year. Services gross margin was 50% for the 9 months ended June 30, 2026, as compared to 51% for the same period last year.

●	Operating expenses were $8.7 million for the 9 months ended June 30, 2026, as compared to $9.6 million for the same period last year.
●	Operating loss for the 9 months ended June 30, 2026, was $1.1 million, as compared to an operating loss of $1.9 million for the same period last year.
●	Net loss for the 9 months ended June 30, 2026, was $1.0 million, as compared to a net loss of $2.2 million for the same period last year.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, Thursday, August 13, 2026, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question-and-answer period. The details of the conference call webcast and replay are as follows:

Bridgeline Digital Third Quarter 2026 Earnings Call
Thursday, August 13, 2026, at 4:30 p.m. ET
Webcast Registration: https://www.webcaster5.com/Webcast/Page/3079/54429

Non-GAAP Financial Measures

This press release contains references to Adjusted EBITDA, a Non-GAAP financial measure.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Bridgeline's management does not consider Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measure to the comparable GAAP financial measure, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definition of Non-GAAP Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. As a result of the limitations that Adjusted EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Other Terms

Core Product revenue includes all subscription license and services revenue from HawkSearch, WooRank licenses for HawkSearch customers, and AccessiBe.

Net Revenue Retention (“NRR”) is measured as the current period trailing twelve months Monthly Recurring Revenue (“MRR”), including Cross Sales and Net Renewal (expansion less contraction) MRR, all divided by trailing twelve months MRR for the previous period trailing twelve months.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market; or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital, Inc

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

ASSETS
	June 30,	September 30,
	2026	2025
Current assets:
Cash and cash equivalents	$1,465	$1,626
Accounts receivable, net	1,245	1,542
Prepaid expenses and other current assets	544	310
Total current assets	3,254	3,478
Property and equipment, net	65	46
Operating lease assets	799	134
Intangible assets, net	2,642	3,176
Goodwill, net	8,468	8,468
Other assets	98	24
Total assets	$15,326	$15,326

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$83	$156
Current portion of operating lease liabilities	205	61
Accounts payable	1,233	1,684
Accrued liabilities	950	819
Deferred revenue	2,854	2,262
Total current liabilities	5,325	4,982
Long-term debt, net of current portion	104	170
Operating lease liabilities, net of current portion	594	73
Warrant liabilities	6	102
Other long-term liabilities	404	431
Total liabilities	6,433	5,758

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Common stock - $0.001 par value; 50,000,000 shares authorized; 12,599,879 shares issued and outstanding at June 30, 2026 and 12,224,399 shares issued and outstanding at September 30, 2025	13	12
Additional paid-in-capital	104,241	103,924
Accumulated deficit	(95,042)	(94,056)
Accumulated other comprehensive loss	(319)	(312)
Total stockholders' equity	8,893	9,568
Total liabilities and stockholders' equity	$15,326	$15,326

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:
Subscription	$3,095	$3,122	$9,368	$9,222
Services	827	724	2,384	2,290
Total net revenue	3,922	3,846	11,752	11,512

Cost of revenue:
Subscription	952	934	2,912	2,694
Services	441	364	1,203	1,119
Total cost of revenue	1,393	1,298	4,115	3,813
Gross profit	2,529	2,548	7,637	7,699

Operating expenses:
Sales and marketing	1,044	1,297	3,145	3,355
General and administrative	771	774	2,244	2,343
Research and development	936	961	2,601	3,144
Depreciation and amortization	180	195	562	585
Restructuring and acquisition related expenses	68	10	152	217
Total operating expenses	2,999	3,237	8,704	9,644

Loss from operations	(470)	(689)	(1,067)	(1,945)
Interest expense and other, net	6	(126)	-	(135)
Change in fair value of warrant liabilities	1	31	96	(58)
Loss before income taxes	(463)	(784)	(971)	(2,138)
Provision for (benefit from) income taxes	5	5	15	15
Net loss	$(468)	$(789)	$(986)	$(2,153)
Redemption of Series C Convertible Preferred Stock	-	-	-	(331)
Net loss applicable to common shareholders	$(468)	$(789)	$(986)	$(2,484)

Net (loss) per share attributable to common shareholders:
Basic	$(0.04)	$(0.07)	$(0.08)	$(0.23)
Diluted	$(0.04)	$(0.07)	$(0.08)	$(0.23)
Number of weighted average shares outstanding:
Basic	12,145,676	11,945,350	12,091,047	10,956,127
Diluted	12,145,676	11,945,350	12,091,047	10,956,127

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(468)	$(789)	$(986)	$(2,153)
Provision for income taxes	$5	$5	$15	$15
Interest expense and other, net	$(6)	$3	$-	$12
Change in fair value of warrants	$(1)	$(31)	$(96)	$58
Amortization of intangible assets	$168	$183	$534	$549
Depreciation and other amortization	$12	$15	$29	$52
Restructuring and acquisition related charges	$68	$10	$152	$217
Stock-based compensation	$120	$274	$329	$488
Adjusted EBITDA	$(102)	$(330)	$(23)	$(762)